UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2006, Greater Bay Bancorp. (the “Company”) completed a trust preferred securities issuance transaction in the amount of $75,000,000. In connection with the transaction, the company established GBB Capital VIII, a Delaware statutory trust, on June 9, 2006 (the “Trust”). The Trust issued and sold $75,000,000 aggregate principal amount of fixed/floating rate preferred securities (the “Trust Preferred Securities”) in a private placement to institutional investors and issued $2,320,000 in fixed/floating rate common securities (the “Common Securities”) to the Company. The Trust used the proceeds of these issuances to purchase $77,320,000 of the Company’s Junior Subordinated Notes due June 14, 2036 (the “Notes”).

The terms for the Trust Preferred Securities and the Notes are essentially identical. Interest on the Notes and distributions on the Trust Preferred Securities are payable quarterly in arrears on March 14, June 14, September 14, and December 14, commencing September 14, 2006, at a fixed rate of 7.064% until June 14, 2011, and thereafter at a variable per annum rate, reset quarterly, equal to three-month LIBOR (as defined in the indenture dated as of June 14, 2006 (“Indenture”) between the Company and Wilmington Trust Company, as trustee) plus 1.63% (the “Variable Rate”) and upon terms as more fully set forth in the Indenture. The Notes are the sole assets of the Trust and are subordinate to the Company’s senior obligations. The Notes were issued pursuant to the Indenture. The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust dated June 14, 2006 (the “Declaration”) among the Company, as depositor, Wilmington Trust Company, as Property trustee and Delaware trustee and the Administrators named therein.

The Notes mature on June 14, 2036, are redeemable at the Company’s option (subject to prior approval from the Board of Governors of the Federal Reserve System) beginning June 14, 2011, or sooner in certain specific events. If the Company redeems any amount of the Junior Subordinated Notes, the Trust must redeem a like amount of the Trust Preferred Securities. Interest on the Notes may be deferred at any time or from time-to-time for a period not exceeding 20 consecutive quarterly payments, provided there is no event of default and the interest deferral does not extend beyond maturity. If the Company elects to defer interest on the Notes, or if a default occurs, the Company will generally not be able to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock. The entire principal of the Notes may become due and payable immediately if an event of default occurs. An event of default includes: (i) defaults in the payment of interest or principal (subject to the deferral right for 20 consecutive quarterly payments described above); (ii) institution of bankruptcy proceedings by the Company; (iii) default in the performance of any covenants under the Indenture and (iv) the voluntarily or involuntary liquidation of the Trust.

Concurrently with the issuance of the Notes and the Trust Preferred Securities, the Company entered into a Guarantee Agreement dated June 14, 2006, between the Company and Wilmington Trust Company under which the Company guaranteed the payment of various obligations associated with the Trust Preferred Securities.

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The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration, the Junior Subordinated Notes, the Trust Preferred Securities and the Guarantee Agreement. Copies of the Indenture, the Declaration, the Guarantee Agreement, the Junior Subordinated Notes, the Trust Preferred Securities and the Common Securities, which are attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, are incorporated herein by reference. A press release relating to the preceding discussion is included herein as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information required by this item is included in Item 1.01 and incorporated herein by reference

Item 9.01. Exhibits

4.1	Indenture dated June 14, 2006, between the Company and Wilmington Trust Company Association, as trustee.

4.2	Amended and Restated Declaration of Trust dated June 14, 2006, by and among the Company, as depositor, Wilmington Trust Company as Property and Delaware trustee and the Administrators named therein.

4.3	Guarantee Agreement dated June 14, 2006, between the Company and Wilmington Trust Company

4.4	Form of Junior Subordinated Note (included as an exhibit to Exhibit 4.1).

4.5	Form of Preferred Securities Certificate (included as an exhibit to Exhibit 4.2).

4.6	Form of Common Securities Certificate (included as an exhibit to Exhibit 4.2)

99.1	Press Release dated June 14, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: June 19, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel
and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
4.1	Indenture dated June 14, 2006, between the Company and Wilmington Trust Company Association, as trustee.

4.2	Amended and Restated Declaration of Trust dated June 14, 2006, by and among the Company, as depositor, Wilmington Trust Company as Property and Delaware trustee and the Administrators named therein.

4.3	Guarantee Agreement dated June 14, 2006, between the Company and Wilmington Trust Company.

4.4	Form of Junior Subordinated Note (included as an exhibit to Exhibit 4.1).

4.5	Form of Preferred Securities Certificate (included as an exhibit to Exhibit 4.2).

4.6	Form of Common Securities Certificate (included as an exhibit to Exhibit 4.2)

99.1	Press release dated June 14, 2006

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